GNC NAMES ROBERT F. MORAN INTERIM CEO
Michael G. Archbold Steps Down as CEO Effective Immediately
Strategic Review Process Ongoing as Company Remains Focused on Improving Performance

PITTSBURGH, PA - July 28, 2016 - GNC Holdings, Inc. (NYSE: GNC) (the “Company”), a leading global specialty retailer of health, wellness and performance products, today announced that its board of directors (the “GNC Board”) has appointed Robert F. Moran, an Independent Director of GNC and former Chairman and Chief Executive Officer of PetSmart, Inc. (“PetSmart”), as interim Chief Executive Officer, effective immediately. Mr. Moran replaces Michael G. Archbold, Chief Executive Officer, who is leaving the Company and has resigned from the GNC Board. Mr. Moran will remain on the GNC Board. The Company also announced that its previously announced strategic review process remains ongoing.

“As we continue the strategic review process and move with urgency to improve performance, the Board believes it is the right time to undertake this change to drive effective execution of our plans,” said Michael F. Hines, GNC’s Chairman. “During Bob’s four decades as a successful retail executive he demonstrated a proven ability to lead organizations in highly competitive environments and deliver profitable growth and shareholder value. His insights and perspective have been valuable during his tenure as an Independent Director, and we are grateful for his willingness to step into the interim CEO role at this time.”

Mr. Hines continued, “I want to thank Mike for his contributions to GNC as CEO, including recruiting strong new talent to the management team and initiating a significant refranchising plan in the face of a challenging environment. We wish him well in the future.”

Mr. Moran said, “Over the past few years, I have become familiar with the business and its potential, and I have the utmost confidence in GNC’s prospects. I look forward to working closely with the Board and the talented team across GNC to serve our customers, deliver improved financial performance, and continue our strategic review as we work to change the trajectory of the business and enhance shareholder value.”

Mr. Moran, 65, has over 40 years of executive leadership experience both domestically and internationally. He joined the GNC Board in July 2013. Mr. Moran most recently served as Chairman and Chief Executive Officer of PetSmart, a leading specialty provider of pet products, services and solutions until June 2013. Prior to being appointed Chairman in January 2012, Mr. Moran served as PetSmart’s Chief Executive Officer since June 2009 and its President and Chief Operating Officer from December 2001 to June 2009. Before joining PetSmart in 1999, Mr. Moran was President of Toys “R” Us Canada following various executive positions across finance and merchandising with Sears, Roebuck & Company, including as President and CEO of Sears de Mexico. Previously, he was Chief Financial Officer of Galerias Preciados, a leading Spanish retailer. Mr. Moran served on the boards of directors of Collective Brands, Inc. from March 2005 to October 2012 and of PetSmart from September 2009 to June 2013. He currently serves on the boards of directors of Hanesbrands, Inc. and the USA Track & Field Foundation.

About Us
GNC Holdings, Inc.  (NYSE: GNC) - Headquartered in Pittsburgh, PA - is a leading global specialty health, wellness and performance retailer.
The Company's foundation is built on 80 years of superior product quality and innovation. GNC connects customers to their best by offering a premium assortment of health, wellness and performance products, including protein, performance supplements, weight management supplements, vitamins, herbs and greens, wellness supplements, health and beauty, food and drink and other general merchandise. This assortment features proprietary GNC - including Mega Men®, Ultra Mega®, Total LeanTM, Pro Performance®, Pro Performance® AMP, Beyond Raw®, GNC Puredge®, GNC GenetixHD®, Herbal Plus® - and nationally recognized third-party brands.
GNC's diversified, multi-channel business model generates revenue from product sales through company-owned retail stores, domestic and international franchise activities, third-party contract manufacturing, e-commerce and corporate partnerships. As of June 30, 2016, GNC had more than 9,000 locations, of which more than 6,700 retail locations are in the United States (including 2,343 Rite Aid franchise store-within-a-store locations) and franchise operations in approximately 50 countries.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company's financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "projects," "may," "will," "should," "can," the negatives thereof, variations thereon and similar expressions, or by discussions regarding our dividend, share repurchase plan, strategy and outlook. While GNC believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain.  The Company may not realize its expectations and its beliefs may not prove correct. Many factors could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, including but not limited to unfavorable publicity or consumer perception of our products; costs of compliance and any failure on our part to comply with new and existing governmental regulations governing our products; limitations of or disruptions in our manufacturing system or losses of manufacturing certifications; disruptions in our distribution network; or failure to successfully execute our growth strategy, including any inability to expand our franchise operations or attract new franchisees, any inability to expand our company-owned retail operations, any inability to grow our international footprint, any inability to expand our e-commerce businesses, or any inability to successfully integrate businesses that we acquire.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. For a listing of factors that may materially affect such forward-looking statements, please refer to the Company's  Annual  Report  on  Form  10-K  for  the  year  ended  December  31,  2015.

Contacts

Investors:
Amy Greene, Vice President Investor & Government Relations, (412) 288-4744

Media:
Sard Verbinnen & Co.
Bryan Locke/Ellen Davis/Kelsey Markovich, 212-687-8080
blocke@sardverb.com
edavis@sardverb.com
kmarkovich@sardverb.com